UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

TransMontaigne Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

As of the date of this filing, the registrant has no common units outstanding.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

TransMontaigne Partners LLC (the “Company”) has been engaged in confidential discussions with certain lenders (collectively, the “Lenders”) and their financial and legal advisers regarding a potential new senior secured incremental term loan B by the Company and its subsidiaries, with proceeds used to repay the Company’s existing revolving credit facility, increase cash on the Company’s balance sheet and pay associated fees and expenses (a “Potential Transaction”). The Company entered into confidentiality agreements with the Lenders, pursuant to which the Company provided certain confidential information to the Lenders and agreed to publicly disclose such information upon the occurrence of certain events (the “Cleansing Materials”). The Cleansing Materials include a presentation prepared by the Company and provided to the Lenders, which is attached hereto as Exhibit 99.1. A definitive agreement has not yet been executed concerning the terms of the Potential Transaction and the Company can provide no assurance that the Potential Transaction will be consummated.

The Cleansing Materials are based solely on information available to the Company as of the date of the Cleansing Materials and were not prepared with a view toward public disclosure. The Cleansing Materials should not be relied on by any party for any reason.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates the information by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information contained in this report. The information in this report on Form 8-K, including Exhibit 99.1, is neither an offer to sell nor a solicitation of an offer to buy any securities. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report except as required by law.

Cautionary Note Regarding Forward-Looking Statements

Certain Statements in this Form 8-K and the exhibit hereto that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company believes these statements and the assumptions and estimates contained therein are reasonable based on information that is currently available to it. However, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, both known and unknown, and the Company cannot assure that the Company can or will meet the expectations and projections. Any number of factors could cause our actual results to be materially different from those expressed or implied in the Company’s forward looking statements. Further information on the risks and uncertainties that may affect our business is available in the Company’s filings with the SEC, and the Company strongly encourages readers to review and understand those risks.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Lender Presentation dated April 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

By: TransMontaigne GP L.L.C., its general partner

Date: April 8, 2024	By:	/s/ Matthew White
Matthew White
Executive Vice President, General Counsel and Secretary

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